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                BlackRock Muni Intermediate Duration Fund, Inc.

                              File No. 811-21348

      Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver Agreement between BlackRock Muni Intermediate Duration Fund, Inc. and BlackRock Advisors, LLC.

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Exhibit 77Q1(e)

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT
             ----------------------------------------------------

   This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of
                                                    ---------
the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on SCHEDULE A
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attached hereto (each, a "Fund").
                          ----

   WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is
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organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

   WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides
                 -------------------
investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and
                                           ------------

   WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in SCHEDULE B attached hereto (the "Fee Waiver").
                                                              ----------
Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in SCHEDULE B attached hereto on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below),
   ----------------------
the Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in SCHEDULE B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an
   ------------------------------------------
Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.
   -----------------

   3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall
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begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on SCHEDULE A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a

                                     - 1 -

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majority of the Fund's Trustees or Directors, as the case may be, who are not
"interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

   3.2 Termination. This Agreement may be terminated prior to expiration by any
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Fund with respect to such Fund without payment of any penalty, upon 90 days'
prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.
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   4.1 Captions. The captions in this Agreement are included for convenience of
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reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   4.2 Interpretation. Nothing herein contained shall be deemed to require a
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Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

   4.3 Limitation of Liability. The obligations and expenses incurred,
       -----------------------
contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

   4.4 Definitions. Any question of interpretation of any term or provision of
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this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if
                      ---
the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

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   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                            EACH OF THE FUNDS LISTED ON
                                            SCHEDULE A ATTACHED HERETO

                                            By:  /s/ Neal J. Andrews
                                                 -------------------------------
                                                 Name: Neal J. Andrews
                                                 Title: Chief Financial Officer

                                            BLACKROCK ADVISORS, LLC

                                            By:  /s/ Neal J. Andrews
                                                 -------------------------------
                                                 Name: Neal J. Andrews
                                                 Title: Managing Director

   [SIGNATURE PAGE TO CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT]

                                     - 3 -

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                                  SCHEDULE A

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                          (DATED AS OF MARCH 2, 2017)

                                                                EXPIRATION
        TICKER                      FUND                           DATE
        ------ ----------------------------------------------- --------------
    1    BBN   BlackRock Taxable Municipal Bond Trust          June 30, 2017

    2    BJZ   BlackRock California Municipal 2018 Term Trust  June 30, 2017

    3    BFZ   BlackRock California Municipal Income Trust     June 30, 2017

    4    BHK   BlackRock Core Bond Trust                       June 30, 2017

    5    HYT   BlackRock Corporate High Yield Fund, Inc.       June 30, 2017

    6    BTZ   BlackRock Credit Allocation Income Trust        June 30, 2017

    7    DSU   BlackRock Debt Strategies Fund, Inc.            June 30, 2017

    8    BHL   BlackRock Defined Opportunity Credit Trust      June 30, 2017

    9    BGR   BlackRock Energy and Resources Trust            June 30, 2017

    10         BlackRock Enhanced Capital and Income Fund,     June 30, 2017
         CII     Inc.

    11   BDJ   BlackRock Enhanced Equity Dividend Trust        June 30, 2017

    12   EGF   BlackRock Enhanced Government Fund, Inc.        June 30, 2017

    13         BlackRock Floating Rate Income Strategies       December 31,
         FRA     Fund, Inc.                                    2017

    14   BGT   BlackRock Floating Rate Income Trust            June 30, 2017

    15   BFO   BlackRock Florida Municipal 2020 Term Trust     June 30, 2017

    16   BOE   BlackRock Global Opportunities Equity Trust     June 30, 2017

    17   BME   BlackRock Health Sciences Trust                 June 30, 2018

    18   BKT   BlackRock Income Trust, Inc.                    June 30, 2017

    19   BGY   BlackRock International Growth and Income Trust June 30, 2017

    20         BlackRock Investment Quality Municipal Trust,   June 30, 2017
         BKN     Inc.

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                                                                  EXPIRATION
       TICKER                       FUND                             DATE
       ------ -------------------------------------------------  --------------
   21   BLW   BlackRock Limited Duration Income Trust            June 30, 2017

   22   BTA   BlackRock Long-Term Municipal Advantage Trust      June 30, 2017

   23   BZM   BlackRock Maryland Municipal Bond Trust            June 30, 2017

   24   MHE   BlackRock Massachusetts Tax-Exempt Trust           June 30, 2017

   25   BIT   BlackRock Multi-Sector Income Trust                June 30, 2017

   26   MUI   BlackRock Muni Intermediate Duration Fund, Inc.    June 30, 2017

   27         BlackRock Muni New York Intermediate Duration      June 30, 2017
        MNE     Fund, Inc.

   28   MUA   BlackRock MuniAssets Fund, Inc.                    June 30, 2017

   29   BPK   BlackRock Municipal 2018 Term Trust                June 30, 2017

   30   BKK   BlackRock Municipal 2020 Term Trust                June 30, 2017

   31   BBK   BlackRock Municipal Bond Trust                     June 30, 2017

   32         BlackRock Municipal Income Investment Quality      June 30, 2017
        BAF     Trust

   33   BBF   BlackRock Municipal Income Investment Trust        June 30, 2017

   34   BYM   BlackRock Municipal Income Quality Trust           June 30, 2017

   35   BFK   BlackRock Municipal Income Trust                   June 30, 2017

   36   BLE   BlackRock Municipal Income Trust II                June 30, 2017

   37   BTT   BlackRock Municipal 2030 Target Term Trust         June 30, 2017

   38   MEN   BlackRock MuniEnhanced Fund, Inc.                  June 30, 2017

   39         BlackRock MuniHoldings California Quality Fund,    June 30, 2017
        MUC     Inc.

   40   MUH   BlackRock MuniHoldings Fund II, Inc.               June 30, 2017

   41   MHD   BlackRock MuniHoldings Fund, Inc.                  June 30, 2017

   42   MFL   BlackRock MuniHoldings Investment Quality Fund     June 30, 2017

   43         BlackRock MuniHoldings New Jersey Quality Fund,    June 30, 2017
        MUJ     Inc.

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                                                                  EXPIRATION
       TICKER                       FUND                             DATE
       ------ -------------------------------------------------- --------------
   44   MHN   BlackRock MuniHoldings New York Quality Fund, Inc. June 30, 2017

   45   MUE   BlackRock MuniHoldings Quality Fund II, Inc.       June 30, 2017

   46   MUS   BlackRock MuniHoldings Quality Fund, Inc.          June 30, 2017

   47   MVT   BlackRock MuniVest Fund II, Inc.                   June 30, 2017

   48   MVF   BlackRock MuniVest Fund, Inc.                      June 30, 2017

   49   MZA   BlackRock MuniYield Arizona Fund, Inc.             June 30, 2017

   50   MYC   BlackRock MuniYield California Fund, Inc.          June 30, 2017

   51   MCA   BlackRock MuniYield California Quality Fund, Inc.  June 30, 2017

   52   MYD   BlackRock MuniYield Fund, Inc.                     June 30, 2017

   53   MYF   BlackRock MuniYield Investment Fund                June 30, 2017

   54   MFT   BlackRock MuniYield Investment Quality Fund        June 30, 2017

   55   MIY   BlackRock MuniYield Michigan Quality Fund, Inc.    June 30, 2017

   56   MYJ   BlackRock MuniYield New Jersey Fund, Inc.          June 30, 2017

   57   MYN   BlackRock MuniYield New York Quality Fund, Inc.    June 30, 2017

   58   MPA   BlackRock MuniYield Pennsylvania Quality Fund      June 30, 2017

   59   MQT   BlackRock MuniYield Quality Fund II, Inc.          June 30, 2017

   60   MYI   BlackRock MuniYield Quality Fund III, Inc.         June 30, 2017

   61   MQY   BlackRock MuniYield Quality Fund, Inc.             June 30, 2017

   62   BLJ   BlackRock New Jersey Municipal Bond Trust          June 30, 2017

   63   BNJ   BlackRock New Jersey Municipal Income Trust        June 30, 2017

   64   BLH   BlackRock New York Municipal 2018 Term Trust       June 30, 2017

   65   BQH   BlackRock New York Municipal Bond Trust            June 30, 2017

   66   BSE   BlackRock New York Municipal Income Quality Trust  June 30, 2017

                                     - 6 -

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                                                                  EXPIRATION
       TICKER                       FUND                             DATE
       ------ -------------------------------------------------  --------------
   67   BNY   BlackRock New York Municipal Income Trust          June 30, 2017

   68   BFY   BlackRock New York Municipal Income Trust II       June 30, 2017

   69    --   BlackRock Preferred Partners LLC                   July 31, 2017

   70   BCX   BlackRock Resources & Commodities Strategy Trust   June 30, 2017

   71   BST   BlackRock Science and Technology Trust             June 30, 2017

   72   BUI   BlackRock Utility and Infrastructure Trust         June 30, 2017

   73   BHV   BlackRock Virginia Municipal Bond Trust            June 30, 2017

   74   BSD   The BlackRock Strategic Municipal Trust            June 30, 2017

   75   BGIO  BlackRock 2022 Global Income Opportunity Trust/1/  June 30, 2018

--------
/1/ This Agreement was effective with respect to BlackRock 2022 Global Income Opportunity Trust as of February 16, 2017.

                                     - 7 -

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                                  SCHEDULE B

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                        (DATED AS OF DECEMBER 2, 2016)

       BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.

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